Exhibit 21

Subsidiaries of the Registrant

Subsidiary	Trade name(s)	Jurisdiction of Incorporation

AFC Restaurant, Inc.	N/A	Nevada
Ark 47th St. Corp.	N/A	New York
Ark 474 Corp.	N/A	New York
Ark AC Burger Bar LLC Ark Atlantic City Corp.	Broadway Burger Bar and Grill Gallagher’s Burger Bar	New Jersey Delaware
Ark Atlantic City Restaurant Corp.	Gallagher’s Steakhouse	Delaware

Ark Basketball City Corp. Ark Boston RSS Corp.	N/A Durgin Park and Blackhorse Tavern	New York Delaware
Ark Bryant Park Corp.	Bryant Park Grill & Café	New York
Ark Connecticut Corp.	N/A	Delaware
Ark Connecticut Branches Corp.	The Grill at Two Trees	Delaware

Ark Connecticut Food Court LLC Ark D.C. Kiosk, Inc.	MGM Grand Food Market Center Café	Delaware District of Columbia
Ark Fifth Avenue Corp.	N/A	New York
Ark Fremont, Inc.	N/A	Nevada
Ark Fulton Street Corp.	Red	New York
Ark Islamorada Corp.	N/A	Florida
Ark JMR Corp.	N/A	New York
Ark Las Vegas Restaurant Corp.	N/A	Nevada
Ark Mad Events Corp.	N/A	Delaware
Ark Museum LLC	Robert	Delaware
Ark NYNY Sport Corp. Ark of Seaport, Inc.	The Sporting House Sequoia	Nevada New York
Ark Private Events Corp.	N/A	Delaware
Ark Operating Corp.	El Rio Grande	New York
Ark Potomac Corporation	Sequoia	District of Columbia
Ark Rio Corp.	El Rio Grande	New York
Ark Rustic Inn LLC	N/A	Delaware
Ark Rustic Inn Real Estate	N/A	Delaware
Ark Seventh Avenue South Corp.	N/A	New York
Ark Southfield Corp.	N/A	Michigan
Ark Southwest D.C. Corp.	Thunder Grill	District of Columbia
Ark Sub-One Corp.	Gonzalez y Gonzalez	New York
Ark Union Station, Inc.	America	District of Columbia
Ark WFC Corp.	The Grill Room	New York
ArkMod LLC Aroc and Ark Corporation	N/A N/A	New York New York
Clyde Ark LLC Conis Realty Corp.	N/A N/A	New York New York
Las Vegas America Corp.	America	Nevada

Las Vegas Asia Corp.	Tsunami Asian Grill	Nevada
Las Vegas Bakery Corp.	Columbus Bakery	Nevada
Las Vegas Downstairs Deli Corp.	Rialto Deli (Venetian Food Court)	Nevada
Las Vegas Festival Food Corp.	(1) Gonzalez y Gonzalez and (2) Village Eateries (New York-New York Hotel Food Court)	Nevada
Las Vegas Lutece Corp.	N/A	Nevada
Las Vegas Mexico Corp.	N/A	Nevada

Las Vegas Planet Mexico Corp.	Yolos	Nevada
Las Vegas Steakhouse Corp.	Gallagher’s Steakhouse	Nevada
Las Vegas Venice Deli Corp.	Towers Deli (Venetian Food Court)	Nevada
Las Vegas Venice Food Corp.	Shake N Burger (Venetian Food Court)	Nevada
Las Vegas Venus Corp.	Venus	Las Vegas
Las Vegas Whiskey Bar, Inc. Lutece, Inc.	VBAR N/A	Las Vegas New York
MEB Dining 18, Inc.	N/A	New York
MEB Emporium Corp.	N/A	New York
MEB On First, Inc.	Canyon Road Grill	New York
Sam & Emma’s Deli, Inc.	N/A	New York
Tysons America Corp.	N/A	Virginia